10172 Linn Station Road
Louisville, Kentucky  40223
(502) 426-4800
Contact: Gregory A. Wells, Executive Vice President and CFO	Date: September 14, 2010

FOR IMMEDIATE RELEASE

NTS Realty Holdings Limited Partnership Announces Third Quarter Distribution

Louisville, KY  (September 14, 2010) (NYSE Amex: NLP)  -  NTS Realty Holdings Limited Partnership (the “Company”) announced today that the board of directors of its managing general partner, NTS Realty Capital, Inc., approved a quarterly distribution of $0.05 per unit on the Company’s limited partnership units.  The distribution will be paid on October 15, 2010 to limited partners of record at the close of business on September 30, 2010.  Distributions to limited partners are made in accordance with the Company’s distribution policy as described in its most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2010.

A spokesperson for the Company indicated that, “The Company expects to continue its conservative philosophy with respect to distributions for the fourth quarter of 2010.  The amount of any future distributions will be subject to the performance of the Company’s properties, its potential acquisitions and dispositions, the need for cash reserves and other factors, including, but not limited to, the volatility being exhibited in the domestic and international financial markets, the outcome of the pending property tax appeals related to certain of the Company’s properties and the continued ability of the Company to favorably address vacancy and bad debt issues at its commercial and retail properties.  In addition, the actual amount and timing of all future distributions must be approved by the managing general partner’s board of directors.”

About NTS Realty Holdings Limited Partnership

The Company directly, as a tenant in common with unaffiliated co-owners, or as a majority joint venture partner with an affiliate, currently owns twenty-two properties comprised of fourteen multifamily properties, six office buildings and business centers and two retail properties.  The properties are located in and around Louisville and Lexington, Kentucky, Nashville and Cordova, Tennessee, Richmond, Virginia, Fort Lauderdale and Orlando, Florida, Indianapolis, Indiana and Atlanta, Georgia.  The Company’s limited partnership units are listed on the NYSE – Amex platform under the trading symbol of “NLP.”

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Safe Harbor Under the Private Securities Litigation Reform Act of 1995

This press release contains forward looking statements that can be identified by the use of words like “believe,” “expect,” “may,” “could,” “intend,” “project,” “estimate,” or “anticipate.”  These forward looking statements, implicitly or explicitly, include assumptions underlying the statements and other information with respect to the Company’s beliefs, plans, objectives, goals, expectations, estimates, intentions, financial condition, results of operations, future performance and business, including its expectation of, and estimates with respect to, revenues, expenses, earnings, return of and on equity, return on assets, asset quality and other financial data and performance ratios.  Although the Company believes that the expectations reflected in its forward looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control.  Important factors that would cause actual results to differ materially from expectations are disclosed under “Risk Factors” and elsewhere in the Company’s most recent annual report on Form 10-K, which was filed on March 29, 2010, and registration statement on Form S-4, which became effective on October 27, 2004.

If one or more of the factors affecting forward looking information and statements proves incorrect, the Company’s actual results of operations, financial condition or prospects could differ materially from those expressed in, or implied by, the forward looking information and statements contained in this press release.

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